NUMBER	SHARES

Incorporated Under the Laws of the
State of Illinois

Please See Transfer Restrictions on Reverse Side

This certifies that _________________________ is the owner of __________ (____) fully paid and non-assessable shares of the _______________, Series ___, $1.00 par value per share, of

FIRST COMMUNITY FINANCIAL PARTNERS, INC.

Transferable only on the books of the Company by the holder hereof in person, or by duly authorized Attorney, upon surrender of this Certificate properly endorsed.

Any shareholder may obtain from the principal office of the Company, upon request and without charge, a statement of the number of shares constituting each class or series of stock and the designations thereof, and a copy of all the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights and the bylaws.

IN WITNESS WEREOF, the said Company has caused this Certificate to be signed by its duly authorized officers and its Corporate seal hereunto attached this _____ day of __________.

President	Secretary

THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. THE HOLDER AGREES FOR THE BENEFIT OF THE ISSUER, ANY DISTRIBUTORS OR DEALERS AND ANY SUCH PERSONS’ AFFILIATES THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.